Exhibit 10.16

AMENDMENT TO THE EMPLOYMENT AGREEMENT BY AND BETWEEN

EDWARD DIETZLER, PRINCETON BANCORP, INC. AND

THE BANK OF PRINCETON

THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT, is made and entered into on the 22nd day of January 2025, (“Effective Date”) by and between Edward Dietzler (“Employee”), Princeton Bancorp, Inc. (“Company”) and The Bank of Princeton (“TBOP”).

WHEREAS, the Employee, Company and TBOP entered into an employment agreement, as amended and restated effective June 21, 2023 (“employment agreement”); and

WHEREAS, the parties to the employment agreement determined there was a scrivener’s error in Section 9(b)(i) of the employment agreement following the restatement of the agreement and accordingly, does not correctly reflect the mutual understanding and intent of the Company, TBOP and Employee; and

WHEREAS, the Company, TBOP and Employee desire to correct the scrivener’s error so that the employment agreement may reflect the mutual understanding and intent of the parties; and

WHEREAS, the parties to the employment agreement also wish to clarify the medical severance benefits provided in connection with the Employee’s involuntary termination of employment without cause or voluntary termination for good reason, following a change in control.

NOW, THEREFORE, it is agreed by and between the Company, TBOP and Employee as follows:

1. Section 9(b)(i) of the employment agreement is hereby amended to include the following sentence as the penultimate sentence in subparagraph (b)(i):

“In the event of a Change in Control followed by EMPLOYEE’S termination of employment within twenty-four (24) months following a Change in Control, the multiplier for the severance in this subparagraph (b)(i) shall be three (3) times instead of two (2) times.”

2. The first sentence in Section 9(b)(ii) of the employment agreement is hereby amended to include “Except in the event of a Change in Control,” to the beginning thereto.

3. The following sentence is added to the end of Section 9(b)(ii):

“For the avoidance of doubt, in no event shall EMPLOYEE be entitled to benefits under both this Section 9(b)(ii) and Section 9(e) of this Agreement.”

4. Section 9(c) of the employment agreement is hereby amended to include the following sentence to the end thereof:

“This subparagraph (c) shall not apply in the event of EMPLOYEE’s termination of employment within twenty-four months of a Change in Control.”

5. Section 9 of the employment agreement is hereby amended by adding the following new subparagraph (e)

“(e) Change in Control Benefits Payment. In the event EMPLOYEE is involuntarily terminated without Cause or voluntarily terminates employment for Good Reason within twenty-four (24) months following a Change in Control, EMPLOYEE is entitled to a lump sum cash payment, less applicable withholdings, equal to the applicable premium cost for eighteen (18) months of continued TBOP group health coverage for EMPLOYEE and any spouse and dependents (“Family Members”) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), based on EMPLOYEE’S elections with respect to health coverage for EMPLOYEE and EMPLOYEE’S Family Members in effect immediately prior to EMPLOYEE’S termination (which amount will be based on the premium for the first month of COBRA coverage). The lump sum COBRA payment will be made on the same date that the lump sum Change in Control severance payment under this Section 9 is paid and will be paid regardless of whether EMPLOYEE elects COBRA continuation coverage. If Employees chooses to elect COBRA, EMPLOYEE must do so within 60 days of the later of: (i) the date EMPLOYEE is furnished the election notice or (ii) the date EMPLOYEE loses coverage, and EMPLOYEE shall be solely responsible for payment of any premiums due with respect to such coverage.

6. Severability. Any term or provision of this Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

7. Counterparts. This Amendment may be executed in multiple counterparts and by facsimile or electronic means, each of which shall be deemed to be an original copy, and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

8. Full Force and Effect. To the extent the terms and conditions of the Agreement are not expressly modified, altered, or amended by this Amendment, the parties agree that the terms and conditions will remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the Amendment Effective Date first noted above.

	TBOP:	EMPLOYEE:

By:	/s/ Richard Gillespie	By:	/s/ Edward J. Dietzler
Name:	Richard Gillespie	Name:	Edward J. Dietzler

COMPANY:

		By:	/s/ Richard Gillespie
		Name:	Richard Gillespie